EXHIBIT 99.1

THE CHEESECAKE FACTORY INCORPORATED

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of The Cheesecake Factory Incorporated (the “Company”) on Form 10-Q for the period ending October 1, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Overton, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DAVID OVERTON ——————————————————— David Overton Chairman of the Board and Chief Executive Officer

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